EXHIBIT 10.9

AMENDMENT TWO TO THE

arcbest corporation 2012 Change in control plan

WHEREAS, ArcBest Corporation (the “Company”) sponsors the ArcBest Corporation 2012 Change in Control Plan (the “Plan”);

WHEREAS, the Committee reviewed and updated the participant list for the Plan;

WHEREAS, Section 11 of the Plan permits the Company to amend the Plan from time to time by resolution of the Committee;

NOW, THEREFORE, the Company amends the Plan as follows:

1.Effective January 1, 2017, the current participant list is deleted in its entirety and replaced with the following:

Tier I

Judy McReynolds

Tier II

Dennis Anderson

David Cobb

Dave Darter

Erin Gattis

Jim Ingram

Michael Johns

Danny Loe

Michael Newcity

Tim Thorne